UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: November 1, 2018

(Date of earliest event reported)

BioVie Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55292	46-2510769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11601 Wilshire Blvd., Suite 1100, Los Angeles, CA		90025
(Address of principal executive offices)		(Zip Code)

(312) 283-5793

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers.

BioVie Inc. ("BioVie" or “Company”) announced changes to its management team, all effective as of November 1, 2018. Julie Anderson has resigned as Corporate Secretary and the Company appreciates her service in this capacity. J. Wendy Kim, Chief Financial Officer for BioVie, has been appointed as the Corporate Secretary.

Patrick Yeramian, MD, formerly serving as our Medical Director in a consulting capacity, has become a BioVie employee with the title of Chief Medical Officer.

Penelope Markham, PhD, formerly serving as Chief Scientist in a consulting capacity, has become a BioVie employee with the title of Chief Scientific Officer. The Company welcomes Drs. Yeramian and Markham to our employee team and appreciates their years of dedicated service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2018	BIOVIE INC.

	By:	/s/ Jonathan Adams
Jonathan Adams
President & Chief Operating Officer